Exhibit 4.6

[FORM OF SPECIMEN MASTER MEDIUM-TERM NOTE, SERIES A]

(Face of Security)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

INTEREST PAYMENTS ON THIS SECURITY WILL BE SUBJECT TO JAPANESE WITHHOLDING TAX UNLESS THE HOLDER ESTABLISHES THAT THIS SECURITY IS HELD BY OR FOR THE ACCOUNT OF A HOLDER THAT IS (I) FOR JAPANESE TAX PURPOSES, NEITHER (X) AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION, NOR (Y) AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A PERSON HAVING A SPECIAL RELATIONSHIP WITH THE COMPANY AS DESCRIBED IN ARTICLE 6, PARAGRAPH 4 OF THE ACT ON SPECIAL MEASURES CONCERNING TAXATION OF JAPAN (THE “SPECIAL TAXATION MEASURES ACT”) (SUCH PERSON BEING HEREINAFTER REFERRED TO AS A “SPECIALLY-RELATED PERSON OF THE COMPANY”) OR (II) A JAPANESE DESIGNATED FINANCIAL INSTITUTION AS DESCRIBED IN ARTICLE 6, PARAGRAPH 9 OF THE SPECIAL TAXATION MEASURES ACT WHICH COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH.

INTEREST PAYMENTS ON THIS SECURITY TO AN INDIVIDUAL RESIDENT OF JAPAN, TO A JAPANESE CORPORATION NOT DESCRIBED IN ITEM (II) OF THE PRECEDING PARAGRAPH, OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A SPECIALLY-RELATED PERSON OF THE COMPANY WILL BE SUBJECT TO DEDUCTION IN RESPECT OF JAPANESE INCOME TAX AT A RATE OF 15% (FROM JANUARY 1, 2013 TO DECEMBER 31, 2037, SUCH INCOME TAX AT THE RATE OF 15% AND SPECIAL ADDITIONAL INCOME TAX AT THE RATE OF 0.135%, TOGETHER BEING AT THE RATE OF 15.315%) OF THE AMOUNT SPECIFIED IN SUBPARAGRAPHS (A) OR (B) BELOW, AS APPLICABLE:

(A)	IF INTEREST IS PAID TO AN INDIVIDUAL RESIDENT OF JAPAN, TO A JAPANESE CORPORATION, OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A SPECIALLY-RELATED PERSON OF THE COMPANY (EXCEPT AS PROVIDED IN SUBPARAGRAPH (B) BELOW), THE AMOUNT OF SUCH INTEREST; OR

(B)	IF INTEREST IS PAID TO A PUBLIC CORPORATION, A FINANCIAL INSTITUTION, A FINANCIAL INSTRUMENTS BUSINESS OPERATOR OR CERTAIN OTHER ENTITIES THROUGH A JAPANESE PAYMENT HANDLING AGENT AS PROVIDED IN ARTICLE 3-3, PARAGRAPH 6 OF THE SPECIAL TAXATION MEASURES ACT IN COMPLIANCE WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH, THE AMOUNT OF SUCH INTEREST MINUS THE AMOUNT PROVIDED IN THE CABINET ORDER RELATING TO SAID PARAGRAPH 6.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO NOMURA HOLDINGS, INC., OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS

MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A MASTER NOTE WITHIN THE MEANING SPECIFIED HEREIN.

THE PERSON MAKING THE DECISION TO ACQUIRE THIS SECURITY SHALL BE DEEMED, ON BEHALF OF ITSELF AND THE HOLDER, BY ACQUIRING AND HOLDING THIS SECURITY, OR EXERCISING ANY RIGHTS RELATED THERETO, TO REPRESENT THAT:

EITHER (1) IT (I) IS NOT (A) A PENSION, PROFIT-SHARING OR OTHER EMPLOYEE BENEFIT PLAN SUBJECT TO THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR INDIVIDUAL RETIREMENT ACCOUNT, KEOGH PLAN OR ANY OTHER PLAN THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, THE (“CODE”) (EACH A “PLAN”), (B) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN SUCH ENTITY (REFERRED TO HEREIN AS A “PLAN ASSET ENTITY”) OR (C) AN EMPLOYEE BENEFIT PLAN THAT IS A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) OR A NON-U.S. PLAN (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA) (EACH REFERRED TO HEREIN AS A “NON-ERISA ARRANGEMENT”), AND (II) IS NOT IS NOT PURCHASING THIS SECURITY ON BEHALF OF OR WITH THE ASSETS OF ANY PLAN, PLAN ASSET ENTITY OR NON-ERISA ARRANGEMENT OR (2) THE PURCHASE AND HOLDING OF THIS SECURITY AND ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION OF PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS WHICH ARE SIMILAR TO THE PROHIBITED TRANSACTION RESTRICTIONS OF SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE.

THIS SECURITY IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR IS IT AN OBLIGATION OF, OR GUARANTEED BY, A BANK.

NOMURA HOLDINGS, INC.

MEDIUM-TERM NOTES, SERIES A

(Master Note)

This Security is a Global Security within the meaning of the Indenture (as defined in Section 1 on the reverse hereof) and represents one or more obligations of Nomura Holdings, Inc., a joint stock corporation with limited liability duly organized and existing under the laws of Japan (hereinafter called the “Company”, which term includes any successor Person under the Indenture) (each such obligation, a “Supplemental Obligation”). The terms of each Supplemental Obligation are and will be reflected in this Security and in the applicable pricing supplement to the Company’s prospectus, dated February 20, 2013 (as supplemented by the Company’s prospectus supplement, dated February 20, 2013, relating to the Company’s Medium-Term Notes, Series A program), relating to such Supplemental Obligation, which supplement and prospectus, as so supplemented, are on file with the Trustee hereinafter referred to and which supplement is identified on Schedule A hereto (each such pricing supplement, together with such prospectus, as so supplemented, a “Pricing Supplement”); provided, however, that from time to time the Company may deliver to the Trustee any other replacement or successor prospectus or prospectus supplement relating to the Company’s Medium-Term Notes, Series A program, in each case identified as relating to Supplemental Obligations issued after the date of such delivery to the Trustee and certified by the President, the Deputy President, the Chief Financial Officer or other executive officer (shikkou-yaku) of the Company as may be authorized to act under the Indenture, in which case any applicable pricing supplement to such replacement or successor prospectus supplement, together with such replacement or successor prospectus, as so supplemented, will be deemed to be a “Pricing Supplement”. With respect to each Supplemental Obligation, the provisions of the applicable Pricing Supplement are hereby incorporated by reference herein and are deemed to be a part of this Security as of the Original Issue Date specified on Schedule A. Each reference to “this Security” includes and shall be deemed to refer to each Supplemental Obligation.

With respect to each Supplemental Obligation, every term of this Security is subject to modification, amendment or elimination (to the extent permitted by the Indenture) through the incorporation of the applicable Pricing Supplement by reference, whether or not the phrase “unless otherwise provided in the Pricing Supplement” or language of similar import precedes the term of this Security so modified, amended or eliminated. It is the intent of the parties hereto that, in the case of any conflict between the terms of a Pricing Supplement and the terms herein, the terms of the Pricing Supplement (to the extent permitted by the Indenture) shall control over the terms herein with respect to the relevant Supplemental Obligation. Without limiting the foregoing, in the case of each Supplemental Obligation, the Holder of this Security is directed to the applicable Pricing Supplement for a description of certain terms of such Supplemental Obligation.

Terms that are used and not defined in this Security but that are defined in the Indenture are used herein as defined therein.

This Security is a “Master Note”, which term means a Global Security that provides for incorporation therein of the terms of Supplemental Obligations by reference to the applicable Pricing Supplements, substantially as contemplated herein.

The Company, for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or registered assigns: (i) on each principal payment date, including each redemption date, repayment date or maturity date, as applicable, of each Supplemental Obligation, the principal amount and any premium then due and payable for each such Supplemental Obligation, and (ii) on each interest payment date and at maturity, the interest then due and payable, if any, with respect to each Supplemental Obligation.

With respect to each Supplemental Obligation, the Company shall pay the principal amount and any premium specified in the applicable Pricing Supplement on the Stated Maturity shown therein, and shall pay interest on such principal, from the date specified therein as the “Original Issue Date” (or in a comparable manner) (the “Original Issue Date” for such Supplemental Obligation) or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, on the Interest Payment Date(s) in each year, commencing on the first such date that is at least 15 calendar days after the Original Issue Date, and at the Maturity of such principal, as follows:

(i) in the case of a Supplemental Obligation for which the interest rate is designated as fixed in the applicable Pricing Supplement (a “Fixed Rate Note”), at a rate per annum equal to a rate specified in such Pricing Supplement until the principal of such Supplemental Obligation is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum equal to the rate at which the principal then bears interest on any overdue premium or installment of interest from the date any such overdue amount first becomes due until it is paid or made available for payment, provided that interest on any premium or installment of interest that is overdue shall be payable on demand; and

(ii) in the case of a Supplemental Obligation for which the interest rate is designated as floating in the applicable Pricing Supplement (a “Floating Rate Note”), at a rate per annum determined in accordance with the applicable provisions of Section 3A on the reverse hereof, with such rate being dependent in part upon whether the rate specified as the “base rate” (or in a comparable manner) in the applicable Pricing Supplement (the “Base Rate” for such Supplemental Obligation) is the CD Rate, the CMS Rate, the CMT Rate, the commercial paper rate, EURIBOR, the federal funds rate, LIBOR, the prime rate, the treasury rate or the 11th district rate, until the principal of such Supplemental Obligation is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate at which the principal then bears interest on any overdue premium or installment of interest from the date any such overdue amount first becomes due until it is paid or made available for payment, provided that interest on any premium or installment of interest that is overdue shall be payable on demand.

With respect to each Supplemental Obligation that is a Fixed Rate Note and unless otherwise specified in the applicable Pricing Supplement, interest (other than interest on overdue amounts) shall be payable by the Company, on the applicable Interest Payment Dates.

With respect to each Supplemental Obligation that is a Floating Rate Note and unless otherwise specified in the applicable Pricing Supplement, interest (other than interest on overdue amounts) shall be payable:

•

if the interest reset period specified in the applicable Pricing Supplement (the “Interest Reset Period” for such Supplemental Obligation) is daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement;

•	if the Interest Reset Period is quarterly, on the third Wednesday of March, June, September and December of each year;

•	if the Interest Reset Period is semi-annual, on the third Wednesday of the two months specified in the applicable Pricing Supplement;

•	and if the Interest Reset Period is annual, on the third Wednesday of the month specified in the applicable Pricing Supplement;

provided that, unless otherwise specified in the applicable Pricing Supplement, the following sentence shall apply with respect to any such day on which interest would otherwise be payable, other than any such day on which the Maturity of the principal of such Floating Rate Note falls: If any such day is not a Business Day (as defined in Section 3B(b) on the reverse hereof) the day on which interest should be payable shall be deferred to the next succeeding Business Day, provided that, if the Base Rate is LIBOR or EURIBOR and such next succeeding Business Day falls in the next calendar month, the day on which interest should be payable shall be advanced to the next preceding Business Day.

Each date so determined or provided for in the preceding three paragraphs (or the applicable Pricing Supplement) is hereinafter referred to as an “Interest Payment Date”.

The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date will, as provided in the Indenture and unless otherwise provided in the applicable Pricing Supplement, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 15th calendar day (whether or not a Business Day) next preceding such Interest Payment Date (a “Regular Record Date”). Any interest so payable, but not punctually paid or made available for payment, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. For the purpose of determining the Holder at the close of business on any relevant record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day. With respect to any Supplemental Obligation, references herein to the “Holder” mean the Holder of this Security.

Currency of Payment

Payment of principal of (and premium, if any) and interest on any Supplemental Obligation will be made in the currency designated as the “specified currency” for such payment (or in a comparable manner) in the applicable Pricing Supplement (the “Specified Currency” for any payment on such Supplemental Obligation), except as provided in this and the next three paragraphs. For each Supplemental Obligation, any payment shall be made in the Specified Currency for such payment unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date, in which case the Specified Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence. If the euro is the Specified Currency for any payment, the Specified Currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all EMU Countries (as defined in Section 3B(b) on the reverse hereof), provided that, if on any day there are not at least two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the Specified Currency for such payment shall be deemed not to be available to the Company on such day.

If provided in the applicable Pricing Supplement and except as provided in the next paragraph, any payment to be made on a Supplemental Obligation in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the Person entitled to receive such payment transmits a written request for such payment to be made in U.S. dollars to the Trustee at its office located at 60 Wall Street, 27th Floor, MS: NYC60-2710, New York, New York, 10005, Attention: Manager Corporate Team — Nomura Holdings, Inc., on or before the fifth Business Day before the payment is to be made. Such written request may be mailed, hand delivered, telecopied or delivered in any other manner approved by the Trustee. Any such request made with respect to any payment on a Supplemental Obligation payable to a particular Holder will remain in effect for all later payments on such Supplemental Obligation payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date.

The U.S. dollar amount of any payment made pursuant to the immediately preceding paragraph will be determined by the Exchange Rate Agent (as defined in Section 3B(a) on the reverse hereof) based upon the highest bid quotation received by the Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date, from three (or, if three are not available, then two) recognized foreign exchange dealers selected by the Exchange Rate Agent in The City of New York, in each case for the purchase by the quoting dealer, for U.S. dollars and for settlement on such payment date of an amount of such Specified Currency for such payment equal to the aggregate amount of such Specified Currency payable on such payment date to all Holders of this Security who elect to receive U.S. dollar payments on such payment date, and at which the applicable dealer commits to execute a contract. If the Exchange Rate Agent determines that two such bid quotations are not available on such second Business Day, such payment will be made in the Specified Currency for such payment. All currency exchange costs associated with any payment in U.S. dollars on this Security will be borne by the Holder entitled to receive such payment, by deduction from such payment.

Notwithstanding the foregoing, if any amount payable on a Supplemental Obligation is payable on any day (including at Maturity) in a Specified Currency other than U.S. dollars, and if such Specified Currency is not available to the Company on the two Business Days before such day, due to the imposition of exchange controls, a disruption in the currency markets or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of the noon buying rate in The City of New York, as quoted by The Federal Reserve Bank of New York, for cable transfers for such Specified Currency (the “Exchange Rate”) as of the latest day before the day on which such payment is to be made. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture or this Security.

Manner of Payment—U.S. Dollars

Except as provided in the next paragraph, payment of any amount payable on any Supplemental Obligation in U.S. dollars will be made at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender (in the manner provided below) of such Supplemental Obligation in the case of any payment due at Maturity of the principal of such Supplemental Obligation (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Payment of any amount payable on any Supplemental Obligation in U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of such Supplemental Obligation is at least $1,000,000 (or the equivalent in another currency) and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its office located at 60 Wall Street, 27th Floor, MS: NYC60-2710, New York, New York, 10005, Attention: Manager Corporate Team — Nomura Holdings, Inc., on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal of such Supplemental Obligation (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered (in the manner provided below) at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on such Supplemental Obligation payable to a particular Holder will remain in effect for all later payments on such Supplemental Obligation payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on a Supplemental Obligation on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

Manner of Payment—Other Specified Currencies

Payment of any amount payable on any Supplemental Obligation in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to such account as is maintained in such Specified Currency at a bank or other financial institution acceptable to the Company and the Trustee and as shall have been designated at least five Business Days prior to the applicable payment date by the Person entitled to receive such payment; provided that, in the case of any such payment due at the Maturity of the principal of such Supplemental Obligation (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered (in the manner provided below) at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Such account designation shall be made by transmitting the appropriate information to the Trustee at its office located at 60 Wall Street, 27th Floor, MS: NYC60-2710, New York, New York, 10005, in the Borough of Manhattan, The City of New York, by mail, hand delivery, telecopier or in any other manner approved by the Trustee. Unless revoked, any such account designation made with respect to any Supplemental Obligation by the Holder hereof will remain in effect with respect to any further payments with respect to such Supplemental Obligation payable to such Holder. If a payment in a Specified Currency other than U.S. dollars with respect to any Supplemental Obligation cannot be made by wire transfer because the required account designation has not been received by the Trustee on or before the requisite date or for any other reason, the Company will cause a notice to be given to the Holder of this Security at its registered address requesting an account designation pursuant to which such wire transfer can be made and such payment will be made within five Business Days after the Trustee’s receipt of such a designation meeting the requirements specified above, with the same force and effect as if made on the due date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

Manner of Payment—Payments Pursuant to the Applicable Procedures of the Depositary; Surrender of this Security

Notwithstanding any provision of this Security or the Indenture, the Company may make any and all payments of principal, premium and interest on this Security pursuant to the Applicable Procedures of the Depositary for this Security as permitted in the Indenture.

Notwithstanding the foregoing, whenever the provisions hereof require that this Security be surrendered against payment of the principal of a Supplemental Obligation, such surrender may be effected by means of an appropriate adjustment to Schedule A hereto to reflect the discharge of such Supplemental Obligation, with such adjustment to be made by the Trustee in a manner not inconsistent with the Applicable Procedures of the Depositary for this Security, and in such circumstances this Security need not actually be surrendered. This paragraph shall apply only to a Master Note.

Payments Due on a Business Day

Notwithstanding any provision of this Security or the Indenture, if the Maturity of the principal of any Supplemental Obligation occurs on a day that is not a Business Day, any amount of principal, premium or interest that would otherwise be due on such Supplemental Obligation on such day (the “Specified Day”) may be paid or made available for payment on the Business Day that is next succeeding the Specified Day with the same force and effect as if such amount were paid on the Specified Day, and no interest will accrue on the amount so payable for the period from the Specified Day to such next succeeding Business Day.

As specified for each Supplemental Obligation, one of the following Business Day Conventions shall apply to any relevant date other than one that falls on the date of Maturity of the principal of such Supplemental Obligation. If any such date would otherwise fall on a day that is not a Business Day:

•	if the Business Day Convention is “Following”, then such date will be postponed to the next day that is a Business Day;

•

if the Business Day Convention is “Modified Following”, then such date will be postponed to the next day that is a Business Day; provided that, if such next succeeding Business Day falls in the next calendar month, then such date will be advanced to the immediately preceding Business Day;

•

if the Business Day Convention is “Following Unadjusted”, any payment due on such date will be postponed to the next day that is a Business Day; provided that interest due with respect to such Interest Payment Date shall not accrue from and including such Interest Payment Date to and including such next succeeding Business Day; and

•

if the Business Day Convention is “Modified Following Unadjusted”, any payment due on such date will be postponed to the next day that is a Business Day; provided that interest due with respect to such Interest Payment Date shall not accrue from and including such Interest Payment Date to and including such next succeeding Business Day, and provided further that, if such next succeeding Business Day would fall in the next succeeding calendar month, the date of payment with respect to such Interest Payment Date will instead be advanced to the immediately preceding Business Day.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [            ], 2013

NOMURA HOLDINGS, INC.

By:
Name: [ ]
Title: [ ]

This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated: [            ], 2013

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

(Reverse of Security)

1. Securities and Indenture

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under the Amended and Restated Senior Debt Indenture, dated as of January 12, 2011 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

In the case of the acquisition of all or a portion of a Supplemental Obligation by the Company or any Affiliate thereof, the Company or such Affiliate may submit to the Trustee such evidence of such acquisition as is reasonably acceptable to the Trustee, whereupon the Trustee, at the Company’s direction, shall reduce the principal amount of such Supplemental Obligation in Schedule A hereto by such acquired amount, and the principal amount of such Supplemental Obligation shall be reduced accordingly for all purposes of this Security.

2. Series and Denominations

This Security is one of the series of Securities designated on the face hereof, limited to an aggregate principal amount (or the equivalent thereof in any other currency or currencies or currency units) as shall be determined and may be increased from time to time by the Company. References herein to “this series” mean the series of Securities designated as Medium-Term Notes, Series A.

This Security and each Supplemental Obligation are issuable only in registered form without coupons in “Authorized Denominations”, which term shall have the following meaning. For each Supplemental Obligation having a principal amount payable in U.S. dollars, the Authorized Denominations shall be $2,000 and integral multiples of $1,000 in excess thereof, unless otherwise provided in the applicable Pricing Supplement. For each Supplemental Obligation having a principal amount payable in a Specified Currency other than U.S. dollars, the Authorized Denominations shall be the amount of such Specified Currency equivalent, at the Exchange Rate on the first Business Day preceding the date on which the Company accepts the offer to purchase such Security, to $2,000 and integral multiples of $1,000 in excess thereof, unless otherwise provided in the applicable Pricing Supplement.

3. Determination of Interest Rate

3A. Interest Rate on Floating Rate Notes

Unless otherwise provided in the applicable Pricing Supplement, the provisions of this Section 3A shall apply with respect to each Supplemental Obligation that is a Floating Rate Note.

(a) Interest Rate Reset. The interest rate on such Supplemental Obligation will be reset from time to time, as provided in this Section 3A, and each date upon which such rate is reset as so provided is hereinafter called an “Interest Reset Date” for such Supplemental Obligation. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates with respect to such Supplemental Obligation will be as follows:

(i) if the Interest Reset Period is daily, each Business Day;

(ii) if the Interest Reset Period is weekly and the Base Rate is not the treasury rate, the Wednesday of each week;

(iii) if the Interest Reset Period is weekly and the Base Rate is the treasury rate, except as otherwise provided in the definition of “Treasury Interest Determination Date” in Section 3A(n) below, the Tuesday of each week;

(iv) if the Interest Reset Period is monthly, the third Wednesday of each month;

(v) if the Interest Reset Period is quarterly, the third Wednesday of each March, June, September and December;

(vi) if the Interest Reset Period is semi-annual, the third Wednesday of each of two months in each year specified under “interest reset period” (or in a comparable manner) in the applicable Pricing Supplement; and

(vii) if the Interest Reset Period is annual, the third Wednesday of the month in each year specified under “interest reset period” (or in a comparable manner) in the applicable Pricing Supplement;

provided, however, that (x) the Base Rate in effect from and including the Original Issue Date to but excluding the initial Interest Reset Date will be the rate specified as the “initial base rate” (or in a comparable manner) in the applicable Pricing Supplement (the “Initial Base Rate” for such Supplemental Obligation) and (y) if the Interest Reset Period is daily or weekly, the Base Rate in effect for each day following the second Business Day immediately prior to an Interest Payment Date to but excluding such Interest Payment Date, and for each day following the second Business Day immediately prior to the day of Maturity of the principal of such Supplemental Obligation to but excluding such day of Maturity, will be the Base Rate in effect on such applicable second Business Day; and provided, further, if so specified, that any Interest Reset Date shall be subject to adjustment as provided in the second paragraph under the heading “Payments Due on a Business Day” on the face of this Security.

Subject to applicable provisions of law and except as otherwise specified herein or in the applicable Pricing Supplement, on each Interest Reset Date the interest rate on a Supplemental Obligation shall be the rate determined in accordance with such of the following Sections 3A(b) through 3A(k) as provide for determination of the Base Rate for such Supplemental Obligation. The Calculation Agent (as defined in Section 3B(a) below) shall determine the interest rate on such Supplemental Obligation in accordance with the applicable Section below.

Unless the Base Rate is LIBOR or EURIBOR, the Calculation Agent will determine the interest rate on such Supplemental Obligation that takes effect on any Interest Reset Date on a day no later than the Calculation Date (as defined in Section 3A(n) below) corresponding to such Interest Reset Date. However, the Calculation Agent need not wait until the Calculation Date to determine such interest rate if the rate information it needs to make such determination in the manner specified in the applicable provisions of Sections 3A(b) through 3A(k) hereof is available from the relevant sources specified in such applicable provisions.

Upon request of the Holder to the Calculation Agent, the Calculation Agent will provide the interest rate then in effect on such Supplemental Obligation and, if determined, the interest rate that will become effective on the next Interest Reset Date.

(b) Determination of CD Rate. If the Base Rate specified for such Supplemental Obligation is the CD rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate, on the second Business Day immediately preceding such Interest Reset Date (the “CD Interest Determination Date”), for negotiable U.S. dollar certificates of deposit having the Index Maturity as published in H.15(519) (as defined in Section 3A(n) below) opposite the heading “CDs (secondary market)”. If the CD rate cannot be determined as described above, the following procedures will apply in determining the CD rate:

(i) If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the Calculation Date corresponding to such CD Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CD rate shall be the rate described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “CDs (secondary market)”.

(ii) If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the CD rate shall be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money center banks having a remaining maturity closest to the Index Maturity specified for such Supplemental Obligation and in a Representative Amount: the rates offered as of 10:00 A.M., New York City time, on such CD Interest Determination Date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the Calculation Agent.

(iii) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (ii) above, the CD rate will be the CD rate in effect on such CD Interest Determination Date (or, in the case of the first Base Reset Date, the Initial Base Rate).

(c) Determination of CMS Rate. If the Base Rate specified for such Supplemental Obligation is the CMS Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate, on the second Business Day immediately preceding such Interest Reset Date (the “CMS Interest Determination Date”), appearing on the Reuters Screen ISDAFIX2 Page under the heading “EURIBOR Basis-EUR” or “LIBOR Basis-EUR”, for the Index Maturity, at 10:00 A.M., London time. If the CMS Rate cannot be determined as described above, the following procedures will apply in determining the CMS Rate:

(i) If the rate described above does not appear on Reuters ISDAFIX2 page under the appropriate heading for the Index Maturity at 10:00 A.M., London time, on the Calculation Date corresponding to such CMS Interest Determination Date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMS rate will be determined on the basis of the mid-market semi-annual swap rate quotations provided by five leading swap dealers in the London interbank market at approximately 10:00 A.M., London time, on the CMS Interest Determination Date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating euro interest rate swap transaction with a term equal to the specified Index Maturity commencing on the CMS Interest Determination Date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual /360 day count basis, is equivalent to EURIBOR (in the case of EURIBOR Basis-EUR) or LIBOR (in the case of LIBOR Basis-EUR) with a maturity of three months, as such rate may be determined as provided in Section 3A(f). The Calculation Agent will select the five swap dealers in its sole discretion and will request the principal London office of each of those dealers to provide a quotation of its rate.

(ii) If at least three quotations are provided, the CMS Rate for the CMS Interest Determination Date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

(iii) If fewer than three quotations are provided, the Calculation Agent will determine the CMS Rate in its sole discretion.

(d) Determination of CMT Rate. If the Base Rate specified for such Supplemental Obligation is the CMT rate, the Base Rate that takes effect on any Interest Reset Date shall equal the CMT rate on the second Business Day immediately preceding such Interest Reset Date (the “CMT Interest Determination Date”). “CMT rate” means the following rate as published in H.15(519) opposite the heading “Treasury constant maturities”, as the yield is displayed on the Designated CMT Reuters Screen Page (as defined in Section 3A(n) below) under the heading “Treasury Constant Maturities”, under the column for the Designated CMT Index Maturity (as defined in Section 3A(n) below):

(x) if the Designated CMT Reuters Screen Page is the Reuters Screen FRBCMT Page, the rate for such CMT Interest Determination Date; or

(y) if the Designated CMT Reuters Screen Page is the Reuters Screen FEDCMT Page, the weekly or monthly average, as specified on the face hereof, for the week that ends immediately before the week in which such CMT Interest Determination Date falls, or for the month that ends immediately before the month in which such CMT Interest Determination Date falls, as applicable.

If the CMT rate cannot be determined as described above, the following procedures will apply in determining the CMT rate:

(i) If the applicable rate described above is not displayed on the relevant Designated CMT Reuters Screen Page at 3:00 P.M., New York City time, on the Calculation Date corresponding to such CMT Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT rate will be the applicable Treasury constant maturity rate described above—i.e., for the Designated CMT Index Maturity and for either such CMT Interest Determination Date or the weekly or monthly average, as applicable—as published in H.15(519).

(ii) If the applicable rate described in clause (i) above does not appear in H.15(519) at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT rate will be the Treasury constant maturity rate, or other U.S. treasury rate, for the Designated CMT Index Maturity and with reference to such CMT Interest Determination Date, that:

(a) is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury, and

(b) is determined by the Calculation Agent to be comparable to the applicable rate formerly displayed on the Designated CMT Reuters Screen Page and published in H.15(519).

(iii) If the rate described in clause (ii) above does not appear in H.15(519) at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued Treasury Notes (as defined in Section 3A(n) below) having an original maturity of approximately the Designated CMT Index Maturity, having a remaining term to maturity of not less than the Designated CMT Index Maturity minus one year and in a Representative Amount: the offered rates, as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting such offered rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest.

(iv) If the Calculation Agent is unable to obtain three quotations of the kind described in clause (iii) above, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for Treasury Notes having an original maturity longer than the Designated CMT Index Maturity, having a remaining term to maturity closest to the Designated CMT Index Maturity and in a Representative Amount: the offered rates, as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting such offered rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. If two Treasury Notes with an original maturity longer than the CMT Designated Index Maturity have remaining terms to maturity that are equally close to the Designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury Notes with the shorter original term to maturity.

(v) If fewer than five but more than two such primary dealers are quoting as described in clause (iv) above, then the CMT rate for such CMT Interest Determination Date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of such quotations will be disregarded.

(vi) If two or fewer primary dealers selected by the Calculation Agent are quoting as described in clause (v) above, the CMT rate shall be the CMT rate in effect on such CMT Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

(e) Determination of Commercial Paper Rate. If the Base Rate specified for such Supplemental Obligation is the commercial paper rate, the Base Rate that takes effect on any Interest Reset Date shall equal the Money Market Yield (as defined in Section 3A(n) below) of the rate, for the second Business Day immediately preceding such Interest Reset Date (the “Commercial Paper Interest Determination Date”), for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as published in H.15(519) opposite the heading “Commercial Paper—Nonfinancial”. If the commercial paper rate cannot be determined as described above, the following procedures will apply in determining the commercial paper rate:

(i) If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Commercial Paper Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the commercial paper rate will be the rate, for such Commercial Paper Interest Determination Date, for commercial paper having the Index Maturity for such Supplemental Obligation, as published in H.15 Daily Update (as defined in Section 3A(n) below) or any other recognized electronic source used for displaying that rate, opposite the heading “Commercial Paper—Nonfinancial”.

(ii) If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the commercial paper rate will be the Money Market Yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the Index Maturity and is placed for an industrial issuer whose long-term bond rating is “AA”, or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date by three leading U.S. dollar commercial paper dealers in New York City selected by the Calculation Agent.

(iii) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (ii) above, the commercial paper rate shall be the commercial paper rate in effect on such Commercial Paper Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

(f) Determination of EURIBOR. If the Base Rate specified for such Supplemental Obligation is EURIBOR, the Base Rate that takes effect on any Interest Reset Date shall equal the interest rate for deposits in euros designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI—The Financial Markets Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate) on the second Euro Business Day (as defined in Section 3B(b) below) before such Interest Reset Date (a “EURIBOR Interest Determination Date”), and will be determined in accordance with the following provisions:

(i) EURIBOR will be the offered rate for deposits in euros having the Index Maturity beginning on such Interest Reset Date, as that rate appears on the Reuters Screen EURIBOR01 Page as of 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date.

(ii) If the rate described in clause (i) above does not so appear on the Reuters Screen EURIBOR01 Page, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the Euro-Zone (as defined in Section 3B(b) below) interbank market by the principal Euro-Zone office of each of four major banks in that market selected by the Calculation Agent: euro deposits having the specified Index Maturity beginning on such Interest Reset Date and in a Representative Amount. The Calculation Agent will request the principal Euro-Zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of such quotations.

(iii) If fewer than two quotations are provided as described in clause (ii) above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading Euro-Zone banks quoted, at approximately 11:00 A.M., Brussels time, on such EURIBOR

Interest Determination Date, by three major banks in the Euro-Zone selected by the Calculation Agent: loans of euros having the specified Index Maturity beginning on such Interest Reset Date and in a Representative Amount.

(iv) If fewer than three banks selected by the Calculation Agent are quoting as described in clause (iii) above, EURIBOR shall be the EURIBOR in effect on such EURIBOR Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

(g) Determination of Federal Funds Rate. If the Base Rate specified for such Supplemental Obligation is the Federal Funds (Effective) Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate, on the second Business Day immediately preceding such Interest Reset Date (the “Federal Funds Interest Determination Date”), as published in H.15(519) opposite the heading “Federal funds (effective)”, as that rate is displayed on the Reuters Screen FEDFUNDS1 Page under the heading “EFFECT”. If the Federal Funds (Effective) Rate cannot be determined as described above, the following procedures will apply in determining the Federal Funds (Effective) Rate:

(i) If the rate described above is not displayed on the Reuters Screen FEDFUNDS1 Page at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Federal Funds Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Federal Funds (Effective) Rate will be the rate described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, opposite the heading “Federal funds (effective)”.

(ii) If the rate described in clause (i) above is not displayed on the Reuters Screen FEDFUNDS1 Page and does not appear in H.15 (519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Federal Funds (Effective) Rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the Calculation Agent.

(iii) If fewer than three brokers selected by the Calculation Agent are quoting as described in clause (ii) above, the Federal Funds (Effective) Rate will be the Federal Funds (Effective) Rate in effect on such Federal Funds Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

If the Base Rate specified for such Supplemental Obligation is the Federal Funds Open Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate, on the Federal Funds Interest Determination Date, as published in H.15(519) under the heading “Federal funds” and opposite the caption “Open”, as that rate is displayed on the Reuters Screen Page 5. If the Federal Funds Open Rate cannot be determined as described above, the following procedures will apply in determining the Federal Funds Open Rate:

(i) If the rate described above is not displayed on the Reuters Screen Page 5 at 5:00 P.M., New York City time, on such Federal Funds Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Federal Funds Open Rate will be the rate for such day displayed on the FFPREBON Index page on Bloomberg (which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg).

(ii) If the rate described in clause (i) above is not displayed on the Reuters Screen Page 5 and does not appear on the FFPREBON Index on Bloomberg at 5:00 P.M., New York City time, on such Federal Funds Interest Determination Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Federal Funds Open Rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, quoted by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the Calculation Agent.

(iii) If fewer than three brokers selected by the Calculation Agent are quoting as described in clause (ii) above, the Federal Funds Open Rate will be the Federal Funds Open Rate in effect on such Federal Funds Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

(h) Determination of LIBOR. If the Base Rate specified for such Supplemental Obligation is LIBOR, the Base Rate that takes effect on any Interest Reset Date shall be LIBOR on the corresponding LIBOR Interest Determination Date (as defined in Section 3A(n) below). LIBOR will be the offered rate appearing on the Reuters Screen LIBOR Page (as defined in Section 3A(n) below) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date for deposits of the Index Currency having the Index Maturity beginning on such Interest Reset Date:

(i) If LIBOR does not so appear on the Reuters Screen LIBOR Page, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: deposits of the Index Currency having the specified Index Maturity beginning on the relevant Interest Reset Date and in a Representative Amount (as defined in Section 3A(n) below). The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the quotations.

(ii) If fewer than two quotations are provided as described in clause (i) above, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. in the principal financial center for the country issuing the Index Currency, on such LIBOR Interest Determination Date, by three major banks in that principal financial center selected by the Calculation Agent: loans of the Index Currency having the specified Index Maturity beginning on such Interest Reset Date and in a Representative Amount.

(iii) If fewer than three banks selected by the Calculation Agent are quoting as described in clause (ii) above, LIBOR will be the LIBOR in effect on such LIBOR Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

(i) Determination of Prime Rate. If the Base Rate specified for such Supplemental Obligation is the prime rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate, for the second Business Day immediately preceding such Interest Reset Date (the “Prime Interest Determination Date”), published in H.15(519) opposite the heading “Bank prime loan”. If the prime rate cannot be determined as described above, the following procedures will apply in determining the prime rate:

(i) If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Prime Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the prime rate will be the rate, for such Prime Interest Determination Date, as published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying that rate, opposite the heading “Bank prime loan”.

(ii) If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the prime rate will be the arithmetic mean of the following rates as they appear on the Reuters Screen USPRIME1 Page (as defined in Section 3A(n) below): the rate of interest publicly announced by each bank appearing on that page as that bank’s prime rate or base lending rate, as of 11:00 A.M., New York City time, on such Prime Interest Determination Date.

(iii) If fewer than four of the rates referred to in clause (ii) above appear on the Reuters Screen USPRIME1 Page, the prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on such Prime Interest Determination Date, of three major banks in New York City selected by the Calculation Agent. For this purpose, the Calculation Agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

(iv) If fewer than three banks selected by the Calculation Agent are quoting as described in clause (iii) above, the prime rate shall be the prime rate in effect on such Prime Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

(j) Determination of Treasury Rate. If the Base Rate specified for such Supplemental Obligation is the treasury rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate for the auction on the corresponding Treasury Interest Determination Date (as defined in Section 3A(n) below) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified for such Supplemental Obligation, as that rate appears on the Reuters Screen USAUCTION10 Page or the Reuters Screen USAUCTION11 Page under the heading “INVEST RATE”. If the treasury rate cannot be determined as described above, the following procedures will apply in determining the treasury rate:

(i) If the rate described above does not appear on either the Reuters Screen USAUCTION10 or USAUCTION11 Page at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Treasury Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), the treasury rate will be the Bond Equivalent Yield (as defined in Section 3A(n) below) of the rate, for such Treasury Interest Determination Date and for Treasury Bills having the Index Maturity, specified for such Supplemental Obligation, as announced by the U.S. Department of the Treasury.

(ii) If the auction rate described in clause (i) above is not so announced by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held for the relevant week, then the treasury rate will be the Bond Equivalent Yield of the rate, for such Treasury Interest Determination Date and for Treasury Bills having the Index Maturity specified for such Supplemental Obligation, as published in H.15(519) under the heading “U.S. government securities/Treasury bills (secondary market)”.

(iii) If the rate described in clause (ii) above does not appear in H.15(519) at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the treasury rate will be the rate, for such Treasury Interest Determination Date and for Treasury Bills having the Index Maturity specified for such Supplemental Obligation, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “U.S. government securities/ Treasury bills (secondary market)”.

(iv) If the rate described in clause (iii) above does not appear in H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the treasury rate will be the Bond Equivalent Yield of the arithmetic mean of the following secondary market bid rates for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified for such Supplemental Obligation: the rates bid as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, by three primary U.S. government securities dealers in New York City selected by the Calculation Agent.

(v) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (iv) above, the treasury rate shall be the treasury rate in effect on such Treasury Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

(k) Determination of 11th District Rate. If the Base Rate specified for such Supplemental Obligation is the 11th district rate (which term refers to the Eleventh District Cost of Funds Rate), the Base Rate that takes effect on any Interest Reset Date shall equal the 11th district rate on the 11th District Interest Determination Date (as defined in Section 3A(n) below) corresponding to such Interest Reset Date. The 11th district rate on any 11th District Interest Determination Date shall be the rate equal to the monthly weighted average cost of funds for the calendar month immediately before such date, as displayed on the Reuters Screen COFI/ARMS Page opposite the heading “11TH Dist COFI:” as of 11:00 A.M., San Francisco time, on such date. If the 11th district rate cannot be determined as described above, the following procedures will apply in determining the 11th district rate:

(i) If the rate described above does not appear on the Reuters Screen COFI/ARMS Page on such 11th District Interest Determination Date, then the 11th district rate on such date will be the monthly weighted average cost of funds paid by institutions that are members of the Eleventh Federal Home Loan Bank District for the calendar month immediately preceding such date, as most recently announced by the Federal Home Loan Bank of San Francisco as such monthly weighted average cost of funds.

(ii) If the Federal Home Loan Bank of San Francisco fails to announce the cost of funds described in clause (i) above on or before such 11th District Interest Determination Date, the 11th district rate that takes effect on such Interest Reset Date will be the 11th district rate in effect on such 11th District Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

Any of the interest rates determined in accordance with Sections 3A(b)—(k) will be adjusted by the addition or subtraction of the Spread, if any, specified for such Supplemental Obligation or by multiplying such Base Rate by the Spread Multiplier, if any, specified for such Supplemental Obligation.

(l) Minimum and Maximum Limits. Notwithstanding the foregoing, the rate at which interest accrues on such Supplemental Obligation (i) shall not at any time be higher than the maximum rate, if any, or less than the minimum rate, if any, specified in the applicable Pricing Supplement, in each case on an accrual basis, and (ii) shall not at any time be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

(m) Calculation of Interest. Payments of interest on such Supplemental Obligation with respect to any Interest Payment Date or at the Maturity of the principal thereof will include interest accrued to but excluding such Interest Payment Date or the date of such Maturity, as the case may be. Accrued interest from the date of issue or from the last date to which interest has been paid or made available for payment shall be calculated by the Calculation Agent by multiplying the principal amount of such Supplemental Obligation by an accrued interest factor for the Interest Period specified in the applicable Pricing Supplement. Such accrued interest factor shall be expressed as a decimal and computed by multiplying the interest rate (also expressed as a decimal) in effect on the applicable period by the Day Count Convention specified in the applicable Pricing Supplement for such Interest Period.

All percentages resulting from any calculation with respect to such Supplemental Obligation will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655) ). All amounts used in or resulting from any calculation with respect to such Supplemental Obligation will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

(n) Definitions of Calculation Terms. As used with respect to such Supplemental Obligation, the following terms have the meanings set forth below:

“Bond Equivalent Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

Bond Equivalent Yield	=	D × N	× 100,
360 – (D × M)

where

•	“D” equals the annual rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;

•	“N” equals 365 or 366, as the case may be; and

•	“M” equals the actual number of days in the applicable Interest Reset Period.

The “Calculation Date” corresponding to any Commercial Paper Interest Determination Date, Prime Interest Determination Date, LIBOR Interest Determination Date, EURIBOR Interest Determination Date, Treasury Interest Determination Date, CMT Interest Determination Date, CD Interest Determination Date, CMS Interest Determination Date, Federal Funds Interest Determination Date or 11th District Interest Determination Date, as the case may be, means the earlier of:

(i) the tenth day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day; and

(ii) the Business Day immediately preceding the Interest Payment Date or the date of Maturity of the principal of such Supplemental Obligation, whichever is the day on which the next payment of interest will be due.

The Calculation Date corresponding to any Interest Reset Date means the Calculation Date corresponding to the relevant interest determination date immediately preceding such Interest Reset Date.

“Designated CMT Index Maturity” means, if the Base Rate is the CMT Rate, the Index Maturity for such Supplemental Obligation and will be the original period to maturity of a U.S. Treasury security — either 1, 2, 3, 5, 7, 10, 20 or 30 years — specified on the face hereof, provided that, if no such original maturity period is so specified, the Designated CMT Index Maturity will be 2 years.

“Designated CMT Reuters Screen Page” means, if the Base Rate is the CMT Rate, the Reuters Screen Page specified in the applicable Pricing Supplement that displays Treasury constant maturities as reported in H.15(519), provided that, if no Reuters Screen Page is so specified, then the applicable page will be the Reuters Screen FEDCMT Page and provided, further, that if the Reuters Screen FEDCMT Page applies but it is not specified in the applicable Pricing Supplement whether the weekly or monthly average applies, the weekly average will apply.

“H.15(519)” means the weekly statistical release designated as such published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.

“Interest Period” means the period from and including an Interest Payment Date (or, with respect to the initial Interest Period, the Original Issue Date) to but excluding the next succeeding Interest Payment Date.

The “LIBOR Interest Determination Date” corresponding to any Interest Reset Date means the second London Business Day preceding such Interest Reset Date, unless the Index Currency is pounds sterling, in which case the LIBOR Interest Determination Date will be the Interest Reset Date.

“Money Market Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

Money Market Yield	=	D × 360	× 100,
360 – (D × M)

where

•	“D” equals the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

•	“M” equals the actual number of days in the applicable Interest Reset Period.

“Representative Amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters Screen” means the display on the Reuters 3000 Xtra service or any successor or replacement service, on the page or pages, or any successor or replacement page or pages on that service.

“Reuters Screen LIBOR Page” means the display on the Reuters Screen LIBOR01 Page or Reuters Screen LIBOR02 Page, as specified in the applicable Pricing Supplement, or any successor or replacement service, on which London interbank rates of major banks for the Index Currency are displayed.

“Reuters Screen USPRIME1 Page” means the display on the Reuters Screen page titled “USPRIME1”, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

“Spread” means the number of basis points (each being one one-hundredth of a percentage point) specified in the applicable Pricing Supplement to be added to or subtracted from the Base Rate for a Floating Rate Note to determine the applicable interest rate.

“Spread Multiplier” is the percentage specified in the applicable Pricing Supplement by which the Base Rate for a Floating Rate Note will be multiplied to determine the applicable interest rate.

The “Treasury Interest Determination Date” corresponding to any Interest Reset Date means the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. If, as the result of a legal holiday, an auction is so held on the Friday in the week immediately preceding the week in which such Interest Reset Day falls, such Friday will be the corresponding Treasury Interest Determination Date. If an auction date shall fall on a day that would otherwise be an Interest Reset Date, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

“Treasury Notes” means direct, noncallable, fixed rate obligations of the U.S. government.

The “11th District Interest Determination Date” corresponding to a particular Interest Reset Date will be the last working day, in the first calendar month immediately preceding such Interest Reset Date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month immediately preceding such Interest Reset Date.

References in this Security to a particular heading or headings on any of Designated CMT Reuters Screen Page, H.15(519), H.15 Daily Update, Reuters Screen LIBOR Page, Reuters Screen USPRIME 1 Page, Reuters Screen USAUCTION10 Page, Reuters Screen USAUCTION11 Page, Reuters Screen ISDAFIX2 Page, Reuters Screen COFI/ARMS Page, Reuters Screen Page 5 or Reuters Screen include any successor or replacement heading or headings as determined by the Calculation Agent.

3B. Payments-Other Terms

The provisions of this Section 3B apply to all Supplemental Obligations.

(a) Calculation Agent and Exchange Rate Agent. With respect to any Supplemental Obligation, the “Calculation Agent” or the “Exchange Rate Agent” shall initially mean the Person (if any) named as such agent in the applicable Pricing Supplement, provided that the Company may, in its sole discretion, appoint any other institution (including any Affiliate of the Company) to serve as any such agent for such Supplemental Obligation from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security or the applicable Pricing Supplement provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, Affiliates of any such agent or Affiliates of the Company.

All determinations made by the Calculation Agent or the Exchange Rate Agent with regard to a Supplemental Obligation may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Company. Neither the Calculation Agent nor the Exchange Rate Agent shall have any liability therefor.

(b) Other Definitions. “Business Day” means, for any Supplemental Obligation, a day that meets the requirements set forth in each of clauses (i) through (v) below, in each case to the extent such requirements apply to such Supplemental Obligation as specified below:

(i) is a New York Business Day;

(ii) if the Base Rate is LIBOR, is also a London Business Day;

(iii) if the Specified Currency for payment of principal of or interest on such Supplemental Obligation is other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the Specified Currency;

(iv) if the Base Rate is EURIBOR or if the Specified Currency for payment of principal of or interest on such Supplemental Obligation is euros, or the Base Rate is LIBOR for which the Index Currency is euros, is also a Euro Business Day; and

(v) solely with respect to any payment or other action to be made or taken at any Place of Payment outside The City of New York, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such Place of Payment generally are authorized or obligated by law, regulation or executive order to close.

Solely when used in the third paragraph under the heading “Currency of Payment” on the face of the relevant Supplemental Obligation, the meaning of the term “Business Day” shall be determined as if the Base Rate for such Supplemental Obligation is neither LIBOR nor EURIBOR.

“Day Count Convention” means:

(i) if “1/1 (ISDA)”, 1;

(ii) if “Actual/Actual (ISDA)” or “Act/Act (ISDA)”, the number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (1) the number of days in that portion of the Interest Period falling in a leap year divided by 366 and (2) the number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(iii) if “Actual/Actual (ICMA)”, the number of days in the Interest Period, including February 29 in a leap year, divided by the product of (1) the actual number of days in such Interest Period and (2) the number of Interest Periods in the calendar year;

(iv) if “Actual/Actual (Bond)”, the number of calendar days in the Interest Period, divided by the number of calendar days in the Interest Period multiplied by the number of Interest Periods in the calendar year;

(v) if “Actual/Actual (Euro)”, the number of calendar days in the Interest Period divided by 365 or, if the Interest Period includes February 29, 366;

(vi) if “Actual/365 (Fixed)”, “Act/365 (Fixed)”, “A/365 (Fixed)” or “A365F”, the actual number of days in the Interest Period divided by 365;

(vii) if “Actual/360 (ISDA)”, “Act/360 (ISDA)” or “A/360 (ISDA)”, the number of days in the Interest Period divided by 360;

(viii) if “Actual/360 (ICMA)”, the number of calendar days in the period, including February 29 in a leap year, divided by 360 days;

(ix) if “30/360 (ISDA)”, “360/360 (ISDA)” or “Bond Basis (ISDA)”, the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

Day Count Fraction	=	[360 × (Y2 - Y1)] + [30 × (M2 - M1)] + (D2 - D1)
360

where

•	“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

•

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30; and

(x) if “30E/360”, “30E/360 (ISDA)” or “Eurobond Basis”, the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

Day Count Fraction	=	[360 × (Y2 - Y1)] + [30 × (M2 - M1)] + (D2 - D1)
360

where

•	“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

•

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (1) such number would be 31, and (2), if “30E/360 (ISDA)” is specified, that day is also the last day of February, in which case D2 will be 30.

“EMU Countries” means, at any time, the countries (if any) then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time.

“Euro Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

“Euro-Zone” means, at any time, the region comprised of the EMU Countries.

“Index Currency” means, with respect to a Supplemental Obligation that has a LIBOR base rate, the currency specified as such in the applicable pricing supplement.

“Index Maturity” means, with respect to a Supplemental Obligation, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement.

“London Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and, if the Base Rate for such Supplemental Obligation is LIBOR, is also a day on which dealings in the Index Currency are transacted in the London interbank market.

“New York Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

References in this Security to U.S. dollars shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.

References in this Security to the euro shall mean, as of any time, the coin or currency (if any) that is then legal tender for the payment of public and private debts in all EMU Countries.

With respect to any Supplemental Obligation, references in this Security to a particular currency other than U.S. dollars and euros shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date for such Supplemental Obligation.

4. Additional Amounts

The Company will pay to the Holder such additional amounts as may be necessary in order that the net amounts received by or on behalf of the Holder or beneficial owner of this Security after any withholding or deduction for or on account of taxes, duties, assessments or governmental charges of whatsoever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax (the “Japanese Taxes”), will equal the respective amounts of principal of (and premium, if any) and interest which would otherwise have been receivable in respect of this Security in the absence of such withholding or deduction. However, no such additional amounts shall be payable with respect to this Security (a) to, or to a third party on behalf of, a Holder who is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Japanese Taxes in respect of this Security by reason of its (i) having some connection with Japan other than the mere holding of this

Security or (ii) being a person having a special relationship with the Company as described in Article 6, paragraph 4 of the Act on Special Measures Concerning Taxation of Japan (the “Special Taxation Measures Act”) (such person being hereinafter referred to as a “specially-related person of the Company”); or (b) to, or to a third party on behalf of, a Holder who would otherwise be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide Interest Recipient Information (as defined below) or to submit a Written Application for Tax Exemption (as defined below) to the Paying Agent to whom this Security is presented (where presentation is required), or whose Interest Recipient Information is not duly communicated through the Participant (as defined below) and the relevant Depositary to such Paying Agent; or (c) to, or to a third party on behalf of, a Holder who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined below) which complies with the requirement to provide Interest Recipient Information or to submit a Written Application for Tax Exemption and (B) an individual resident of Japan or a Japanese corporation who duly notifies (directly or through the Participant or otherwise) the relevant Paying Agent of its status as exempt from Japanese Taxes to be withheld or deducted by the Company by reason of such individual resident of Japan or Japanese corporation receiving interest on this Security through a payment handling agent in Japan appointed by it); or (d) where this Security is presented for payment (where presentation is required) more than 30 days after the date on which such payment first becomes due or after the date on which the full amount payable is duly provided for, whichever occurs later, except to the extent that the Holder of this Security would have been entitled to such additional amounts on presenting the same for payment on the last day of such 30-day period; or (e) where such withholding or deduction is imposed on a payment to an individual Holder and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or (f) to, or to a third party on behalf of a Holder who would be able to avoid such withholding or deduction by presenting (if presentation is required) this Security to another Paying Agent; or (g) where the amount of interest on this Security is to be calculated by reference to certain indices (as prescribed by the cabinet order under Article 6, paragraph 4 of the Special Taxation Measures Act) relating to the Company or any specially-related person of the Company, except where the recipient of interest is a Designated Financial Institution which complies with the requirement to provide Interest Recipient Information or to submit a Written Application for Tax Exemption; or (h) any combination of (a) through (g). No additional amounts will be paid with respect to any payment on this Security to or on behalf of a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Japan to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who, in each case, would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Security. The obligation to pay additional amounts with respect to any taxes, duties, assessments or governmental charges shall not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment or governmental charge or (B) any tax, duty, assessment or governmental charge which is payable otherwise than by deduction or withholding from payments of principal of (and premium, if any) or interest on this Security. Where this Security is held through a participant of a Depositary or a financial intermediary, in each case, as prescribed by the Special Taxation Measures Act (each such participant or financial intermediary being hereinafter referred to as a “Participant”), in order to receive payments free of withholding or deduction by the Company for, or on account of Japanese Taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of the Company) or (B) a Japanese financial institution or financial instruments business operator falling under certain categories prescribed by the cabinet order under Article 6, paragraph 9 of the Special Taxation Measures Act (a “Designated Financial Institution”), such beneficial owner shall, at the time of entrusting a Participant with the custody of this Security, provide certain information prescribed by the Special Taxation Measures Act and the cabinet order and other regulations thereunder to enable the Participant to establish that such beneficial owner is exempted from the requirement for Japanese Taxes to be withheld or deducted (the “Interest Recipient Information”) and advise the Participant if the beneficial owner ceases to be so exempted (including where the beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of the Company). Where this Security is not held by a Participant, in order to receive payments free of withholding or deduction by the Company for, or on account of, Japanese

Taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of the Company) or (B) a Designated Financial Institution, such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant Paying Agent a written application for tax exemption (hikazei tekiyo shinkokusho) (a “Written Application for Tax Exemption”) in a form obtainable from the Paying Agent stating, inter alia, the name and address of the beneficial owner, the title of this Security, the relevant Interest Payment Date, the amount of interest and the fact that the beneficial owner is qualified to submit the Written Application for Tax Exemption, together with documentary evidence regarding its identity and residence.

All payments of principal and interest in respect of the Security by the Company shall be made in all cases subject to any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the United States Internal Revenue Code of 1986, or the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, or law implementing an intergovernmental approach thereto. Any such amounts withheld or deducted will be treated as paid for all purposes under the Security, and no additional amounts will be paid on the Security with respect to any such withholding or deduction.

5. Redemption at the Company’s Option

Unless a redemption commencement date is specified in the applicable Pricing Supplement, a Supplemental Obligation shall not be redeemable at the option of the Company before the Stated Maturity of the principal thereof. If a redemption commencement date is so specified, and unless otherwise specified in the applicable Pricing Supplement, such Supplemental Obligation is subject to redemption upon not less than 30 days’ nor more than 60 days’ notice at any time and from time to time on or after the redemption commencement date, as a whole or in part, at the election of the Company and at the redemption price specified in the applicable Pricing Supplement (expressed as a percentage of the principal amount of such Supplemental Obligation to be redeemed), together with accrued interest to the Redemption Date, but interest installments due on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.

6. Repayment at the Holder’s Option

Except as otherwise may be provided in the applicable Pricing Supplement, if one or more repayment dates are specified in the applicable Pricing Supplement, the principal of a Supplemental Obligation will be repayable in whole or in part in an amount equal to any Authorized Denomination (provided that the remaining principal amount of any Supplemental Obligation surrendered for partial repayment shall at least equal an Authorized Denomination), on any such repayment date, in each case at the option of the Holder and at the applicable repayment price specified in the applicable Pricing Supplement (expressed as a percentage of the principal amount to be repaid), together with accrued interest to the applicable repayment date (but interest installments due on or prior to such repayment date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date as provided in the Indenture). With respect to any Supplemental Obligation, if the applicable Pricing Supplement provides for more than one repayment date and the Holder exercises its option to elect repayment, the Holder shall be deemed to have elected repayment on the earliest repayment date after all conditions to such exercise have been satisfied, and references herein to the applicable repayment date shall mean such earliest repayment date.

In order for the exercise of such option to be effective and the principal amount of a Supplemental Obligation to be repaid, the Company must receive at the applicable address of the Trustee set forth below (or at such other place or places of which the Company shall from time to time notify the Holder of this Security), on any Business Day not later than the 15th, and not earlier than the 25th, calendar day prior to the applicable repayment date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), either

(i) the form below entitled “Option to Elect Repayment” duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Security, (b) the principal amount of such Supplemental Obligation and the portion thereof to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that the Company will receive the form below entitled “Option to Elect Repayment” duly completed and signed, not later than five Business Days after the date of such facsimile transmission or letter (provided that such form duly completed and signed is received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is Deutsche Bank Trust Company Americas, Trust & Securities Services, 100 Plaza One, 6th Floor — MS JCY03-0699, Jersey City, New Jersey 07311-3901; Fax: 732-578-4635, Attention: Manager Corporate Team — Nomura Holdings, Inc. (or at such other places as the Company or the Trustee shall notify the Holder of this Security). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Supplemental Obligation for repayment will be determined by the Company, whose determination will be final and binding. Notwithstanding the foregoing, the option of the Holder to elect repayment may be exercised in accordance with the Applicable Procedures of the Depositary for this Security at least 15 calendar days prior to the applicable repayment date and the option of the Holder to elect repayment may be exercised in any such manner as the Company may approve.

7. Transfer and Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of Authorized Denominations, and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor, of a different Authorized Denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

This Security is a Master Note and may be exchanged at any time, solely upon the request of the Company to the Trustee, for one or more Global Securities in the same aggregate principal amount, each of which may or may not be a Master Note, as requested by the Company. Each such replacement Global Security that is a Master Note shall reflect such of the Supplemental Obligations as the Company shall request. Each such replacement Global Security that is not a Master Note shall represent one (and only one) Supplemental Obligation as requested by the Company, and such Global Security shall be appropriately modified so as to reflect the terms of such Supplemental Obligation.

8. Defeasance

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture. If so specified in the applicable Pricing Supplement, either or both of such provisions are applicable to a Supplemental Obligation, as so specified.

9. Remedies

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

10. Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

11. Governing Law

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

MASTER NOTE CUSIP NO.

SUPPLEMENTAL OBLIGATION:

Pricing Supplement No. and Date:

Original Issue Date:

NOMURA HOLDINGS, INC.

MEDIUM-TERM NOTE, SERIES A

(Master Note)

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THE SUPPLEMENTAL OBLIGATION

REFERENCED IN THIS NOTICE

IS REPAYABLE AT THE OPTION OF THE HOLDER AND

THE HOLDER ELECTS TO EXERCISE SUCH RIGHT

The undersigned hereby irrevocably requests and instructs the Company to repay the Supplemental Obligation referred to in this notice (or the portion thereof specified below) at the applicable repayment price, together with interest to the repayment date, all as provided for in such Supplemental Obligation, to the undersigned, whose name, address and telephone number are as follows:

(please print name of the undersigned)

(please print address of the undersigned)

(please print telephone number of the undersigned)

If such Supplemental Obligation provides for more than one repayment date, the undersigned requests repayment on the earliest repayment date after the requirements for exercising this option have been satisfied, and references in this notice to the repayment date mean such earliest repayment date. Terms used in this notice that are defined in the Security specified above are used herein as defined therein.

For such Supplemental Obligation to be repaid the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company or the Trustee shall from time to time notify the Holder of such Security, any Business Day not later than the 15th or earlier than the 25th calendar day prior to the repayment date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) this “Option to Elect Repayment” form duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of such Security, (b) the principal amount of such Supplemental Obligation and the amount of such Supplemental Obligation to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that the form entitled “Option to Elect Repayment” on the addendum to such Security duly completed and signed will be received by the Company not later than five Business Days after the date of such facsimile transmission or letter (provided that such form duly completed and signed is received by the Company by such fifth Business Day). The address to which such deliveries are to be made is:

Deutsche Bank Trust Company Americas

Trust & Securities Services

100 Plaza One, 6th Floor—MS JCY03-0699

Jersey City, New Jersey 07311-3901

or at such other places as the Company or the Trustee shall notify the Holder of such Security.

If less than the entire principal amount of such Supplemental Obligation is to be repaid, specify the portion thereof (which shall equal any Authorized Denomination) that the Holder elects to have repaid:

Date:
Notice: The signature to this Option to Elect Repayment must correspond with the name of the Holder as written on the face of such Security in every particular without alteration or enlargement or any other change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with the right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	-		Custodian
		(Cust)		(Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used

though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address

Including Postal Zip Code of Assignee)

the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed

NOTICE: Signature must be guaranteed.

NOTICE: The signature to this assignment must

correspond with the name of the Holder as written

upon the face of the attached Security in every

particular, without alteration or enlargement or any

change whatever.

SCHEDULE A

Pricing Supplement No.	Principal Amount of Supplemental Obligation	Original Issue Date	Decrease in Principal Amount	Increase in Principal Amount	Effective Date of Increase or Decrease	Trustee Notation